`Exhibit 99.1

Globus Medical Reports Third Quarter 2019 Results

AUDUBON, PA, November 6, 2019: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal solutions company, today announced its financial results for the third quarter ended September 30, 2019.

•	Worldwide sales were $196.2 million, an increase of 15.9% as reported

•	Third quarter net income was $38.3 million

•	Diluted earnings per share (EPS) was $0.38 and non-GAAP diluted EPS was $0.43, a increase of 9.9%

•	Non-GAAP adjusted EBITDA was 33.4% of sales

“Globus Medical had an outstanding third quarter, once again delivering above market growth and industry leading profitability," said Dave Demski, President and CEO. "Enabling Technologies produced back-to-back strong quarters, generating $13.9 million in revenue, more than double our performance in the third quarter of last year. Musculoskeletal Solutions grew by 11.8% in the quarter, well in excess of the market across all sectors and significant geographies, driven by competitive recruiting, new product introductions and implant pull through from ExcelsiusGPS® installations.  Non-GAAP EPS grew by 9.9% over third quarter of 2018 and our Adjusted EBITDA improved to 33.4% in the third quarter, compared to 31.5% for the first half of this year."

Worldwide sales for the third quarter were $196.2 million, an increase of 15.9% over the third quarter of 2018 on an as-reported basis and 16.0% on a constant currency basis.  Third quarter sales in the U.S., including robotics, increased by 17.0% compared to the third quarter of 2018. International sales increased by 11.2% over the third quarter of 2018 on an as-reported basis and 11.3% on a constant currency basis.

Third quarter GAAP net income was $38.3 million, an increase of 8.8% over the same period last year. Diluted EPS for the third quarter was $0.38, as compared to $0.35 for the third quarter 2018. Non-GAAP diluted EPS for the third quarter was $0.43, compared to $0.39 in the third quarter of 2018,  an increase of 9.9%.

The Company generated net cash provided by operating activities of $55.9 million and non-GAAP free cash flow of $43.8 million in the third quarter, and ended the quarter with cash, cash equivalents and marketable securities of $660.7 million. The Company remains debt free.

2019 Annual Guidance

The Company today increased guidance for full year 2019 sales from $775 million to $783 million and reiterated guidance for non-GAAP diluted earnings per share of $1.72.

Conference Call Information

Globus Medical will hold a teleconference to discuss its 2019 second quarter results with the investment community at 4:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants

1-720-545-0060     International Participants

There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at www.globusmedical.com/investors.

The call will be archived until Wednesday, November 13, 2019. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 918-0587.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provisions for litigation, and acquisition related costs/licensing, and net gain from the sale of assets, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business acquisition related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees. Net gain from sale of assets represents the gain on sale of assets and the offsetting impact of costs incurred through the sale.

In addition, for the period ended September 30, 2019 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, net gain from the sale of assets and the tax effects of such adjustments.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, net gain from the sale of assets and the tax effects of such adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the periods ended September 30, 2019 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable.  Additionally, we have recast prior periods for non-GAAP net income and non-GAAP diluted earnings per share.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.  Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2019	2018	2019	2018
Sales	$196,215	$169,236	$573,701	$517,031
Cost of goods sold	45,387	37,849	131,214	113,456
Gross profit	150,828	131,387	442,487	403,575

Operating expenses:
Research and development	14,508	15,527	44,577	41,738
Selling, general and administrative	88,455	75,131	262,618	227,949
Provision for litigation	1,625	—	1,625	—
Amortization of intangibles	3,620	2,160	10,412	6,525
Acquisition related costs	559	268	1,245	1,289
Total operating expenses	108,767	93,086	320,477	277,501

Operating income	42,061	38,301	122,010	126,074

Other income, net
Interest income/(expense), net	4,377	3,852	12,954	9,114
Foreign currency transaction gain/(loss)	145	(26)	123	312
Other income/(expense)	169	470	410	5,478
Total other income/(expense), net	4,691	4,296	13,487	14,904

Income before income taxes	46,752	42,597	135,497	140,978
Income tax provision	8,445	7,389	25,816	21,254

Net income	$38,307	$35,208	$109,681	$119,724

Earnings per share:
Basic	$0.39	$0.36	$1.11	$1.23
Diluted	$0.38	$0.35	$1.08	$1.18
Weighted average shares outstanding:
Basic	99,238	98,328	98,998	97,671
Dilutive stock options	2,862	3,476	2,687	3,604
Diluted	102,100	101,804	101,685	101,275

Anti-dilutive stock options excluded from weighted average calculation	5,108	1,950	4,939	1,892

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
(In thousands, except par value)	2019	2018
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$166,190	$139,747
Short-term marketable securities	111,402	199,937
Accounts receivable, net of allowances of $6,559 and $4,226, respectively	141,545	137,067
Inventories	187,060	131,254
Prepaid expenses and other current assets	14,835	15,387
Income taxes receivable	16,031	7,289
Total current assets	637,063	630,681
Property and equipment, net of accumulated depreciation of $237,516 and $216,809, respectively	197,098	171,873
Long-term marketable securities	383,099	263,117
Intangible assets, net	81,969	87,323
Goodwill	129,004	123,734
Other assets	15,212	10,364
Deferred income taxes	8,737	13,578
Total assets	$1,452,182	$1,300,670

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$24,137	$25,895
Accrued expenses	60,695	59,878
Income taxes payable	357	917
Business acquisition liabilities	5,603	6,830
Deferred revenue	4,129	2,598
Total current liabilities	94,921	96,118
Business acquisition liabilities, net of current portion	3,288	3,288
Deferred income taxes	7,023	8,114
Other liabilities	8,155	7,634
Total liabilities	113,387	115,154
Commitments and contingencies (Note 13)
Equity:
Class A common stock; $0.001 par value. Authorized 500,000 shares; issued and outstanding 76,973 and 76,143 shares at September 30, 2019 and December 31, 2018, respectively	77	76
Class B common stock; $0.001 par value. Authorized 275,000 shares; issued and outstanding 22,430 and 22,430 shares at September 30, 2019 and December 31, 2018, respectively	22	22
Additional paid-in capital	339,120	299,869
Accumulated other comprehensive loss	(2,826)	(7,172)
Retained earnings	1,002,402	892,721
Total equity	1,338,795	1,185,516
Total liabilities and equity	$1,452,182	$1,300,670

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended
	September 30,
(In thousands)	2019	2018
Cash flows from operating activities:
Net income	$109,681	$119,724
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,688	29,694
Amortization of premium (discount) on marketable securities	(1,008)	1,808
Write-down for excess and obsolete inventories	1,939	8,326
Stock-based compensation expense	19,647	17,078
Allowance for doubtful accounts	2,732	388
Change in fair value of business acquisition liabilities	579	592
Change in deferred income taxes	2,434	1,606
(Gain)/loss on disposal of assets, net	518	(3,694)
(Increase)/decrease in:
Accounts receivable	(5,367)	(2,900)
Inventories	(40,869)	(23,042)
Prepaid expenses and other assets	(3,044)	(81)
Increase/(decrease) in:
Accounts payable	(158)	(4,858)
Accrued expenses and other liabilities	1,225	(1,965)
Income taxes payable/receivable	(9,331)	(5,324)
Net cash provided by operating activities	117,666	137,352
Cash flows from investing activities:
Purchases of marketable securities	(277,446)	(382,347)
Maturities of marketable securities	205,818	210,066
Sales of marketable securities	46,474	85,234
Purchases of property and equipment	(54,957)	(42,538)
Proceeds from sale of assets	—	4,000
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(24,135)	(14,825)
Net cash used in investing activities	(104,246)	(140,410)
Cash flows from financing activities:
Payment of business acquisition liabilities	(6,096)	(6,513)
Proceeds from exercise of stock options	19,350	36,245
Net cash provided by financing activities	13,254	29,732
Effect of foreign exchange rate on cash	(231)	(196)
Net increase in cash, cash equivalents, and restricted cash	26,443	26,478
Cash, cash equivalents, and restricted cash at beginning of period	139,747	118,817
Cash, cash equivalents, and restricted cash at end of period	$166,190	$145,295
Supplemental disclosures of cash flow information:
Interest paid	57	—
Income taxes paid	$34,056	$24,894

Supplemental Financial Information

Sales by Geographic Area:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2019	2018	2019	2018
United States	$162,697	$139,097	$470,224	$429,823
International	33,518	30,139	103,477	87,208
Total Sales	$196,215	$169,236	$573,701	$517,031

Sales by Revenue Stream:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2019	2018	2019	2018
Musculoskeletal Solutions products	$182,324	$163,068	$540,620	$484,400
Enabling Technologies products	13,891	6,168	33,081	32,631
Total Sales	$196,215	$169,236	$573,701	$517,031

Liquidity and Capital Resources:

	September 30,	December 31,
(In thousands)	2019	2018
Cash, cash equivalents, and restricted cash	$166,190	$139,747
Short-term marketable securities	111,402	199,937
Long-term marketable securities	383,099	263,117
Total cash, cash equivalents, restricted cash and marketable securities	$660,691	$602,801

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except percentages)	2019	2018	2019	2018
Net income	$38,307	$35,208	$109,681	$119,724
Interest income, net	(4,377)	(3,852)	(12,954)	(9,114)
Provision for income taxes	8,445	7,389	25,816	21,254
Depreciation and amortization	13,575	10,461	38,688	29,694
EBITDA	55,950	49,206	161,231	161,558
Stock-based compensation expense	6,898	5,545	19,647	17,078
Provision for litigation	1,625	—	1,625	—
Acquisition related costs/licensing	1,040	2,169	2,011	3,847
Net (gain) loss from sale of assets	—	764	—	(3,593)
Adjusted EBITDA	$65,513	$57,684	$184,514	$178,890

Net income as a percentage of sales	19.5%	20.8%	19.1%	23.2%
Adjusted EBITDA as a percentage of sales	33.4%	34.1%	32.2%	34.6%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2019	2018	2019	2018
Net income	$38,307	$35,208	$109,681	$119,724
Provision for litigation	1,625	—	1,625	—
Amortization of intangibles	3,620	2,160	10,412	6,525
Acquisition related costs/licensing	1,040	2,169	2,011	3,847
Net (gain) loss from sale of assets	—	764	—	(3,593)
Tax effect of adjusting items	(1,135)	(884)	(2,659)	(1,248)
Non-GAAP net income	$43,457	$39,417	$121,070	$125,255

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2019	2018	2019	2018
Diluted earnings per share, as reported	$0.38	$0.35	$1.08	$1.18
Provision for litigation	0.02	—	0.02	—
Amortization of intangibles	0.04	0.02	0.10	0.06
Acquisition related costs/licensing	0.01	0.02	0.02	0.04
Net (gain) loss from sale of assets	—	0.01	—	(0.04)
Tax effect of adjusting items	(0.01)	(0.01)	(0.03)	(0.01)
Non-GAAP diluted earnings per share	$0.43	$0.39	$1.19	$1.24

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2019	2018	2019	2018
Net cash provided by operating activities	$55,866	$51,788	$117,666	$137,352
Purchases of property and equipment	(12,062)	(15,371)	(54,957)	(42,538)
Free cash flow	$43,804	$36,417	$62,709	$94,814

Non-GAAP Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	September 30,		Sales	Current	Sales
(In thousands, except percentages)	2019	2018	Growth	Period Sales	Growth
United States	$162,697	$139,097	17.0%	$—	17.0%
International	33,518	30,139	11.2%	(37)	11.3%
Total Sales	$196,215	$169,236	15.9%	$(37)	16.0%

	Nine Months Ended		Reported	Currency Impact on	Constant Currency
	September 30,		Sales	Current	Sales
(In thousands, except percentages)	2019	2018	Growth	Period Sales	Growth
United States	$470,224	$429,823	9.3%	$—	9.3%
International	103,477	87,208	19.0%	(2,408)	21.8%
Total Sales	$573,701	$517,031	11.0%	$(2,408)	11.4%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email:    investors@globusmedical.com

www.globusmedical.com